                                                        EXHIBIT 2.1
================================================================================



                      ASSET PURCHASE AND SALE AGREEMENT


                                BY AND BETWEEN


                        BOOTH AMERICAN COMPANY, Seller


                                      AND


                        MEDIACOM CALIFORNIA LLC, Buyer



                           DATED AS OF MAY 23, 1996


================================================================================

                               TABLE OF CONTENTS
                               -----------------



ARTICLE I
DEFINITIONS...........................................................  1


ARTICLE II
SALE AND PURCHASE OF ASSETS...........................................  7

      2.1   Sale and Purchase of Assets...............................  7
      2.2   Assumption of Liabilities.................................  8
      2.3   Payment of Purchase Price.................................  8
      2.4   Purchase Price Adjustments................................  9
      2.5   Expenses; Sales and Transfer Taxes........................ 10
      2.6   Brokerage................................................. 10
      2.7   Allocation of Purchase Price.............................. 11


ARTICLE III
CLOSING DATE; CERTAIN TRANSACTIONS
TO BE EFFECTED AT CLOSING............................................. 11

      3.1   Closing Date.............................................. 11
      3.2   Certain Transactions to be Effected at Closing............ 11


ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER.............................. 13

      4.1   Organization and Qualification............................ 13
      4.2   Business of Seller........................................ 13
      4.3   Authority and Validity.................................... 13
      4.4   Consents and Approvals: No Violation...................... 14
      4.5   Title..................................................... 15
      4.6   Real Property............................................. 15
      4.7   Financial Statements; Operating Budget.................... 16
      4.8   Legal Proceedings......................................... 17
      4.9   Certain Employment and Employee Benefit Matters........... 17
      4.10  Characteristics of the System............................. 18
      4.11  Finders; Brokers and Advisors............................. 19
      4.12  Tax Matters............................................... 19
      4.13  Equipment................................................. 20
      4.14  Governmental Permits; Contracts........................... 20
      4.15  Insurance................................................. 21
      4.16  Hazardous Substances and Environmental Matters............ 22
      4.17  Accounts Receivable....................................... 22
      4.18  System Compliance......................................... 23
      4.19  Intangibles............................................... 25
      4.20  No Other Consents......................................... 25
      4.21  No Undisclosed Liabilities................................ 25
      4.22  Liabilities to Subscribers................................ 25

      4.23  Restoration............................................... 26
      4.24  Condition and Transfer of Tangible Property............... 26
      4.25  Inventory................................................. 26
      4.26  Overbuilds................................................ 26
      4.27  Certain Programming Arrangements and Relationships........ 26
      4.28  Disclosure................................................ 27


ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER............................... 27

      5.1   Organization and Qualification............................ 27
      5.2   Authority and Validity.................................... 27
      5.3   No Breach or Violation.................................... 28
      5.4   Litigation................................................ 29
      5.5   Finders; Brokers and Advisors............................. 29


ARTICLE VI
ADDITIONAL COVENANTS.................................................. 29

      6.1   Access to Premises and Records............................ 29
      6.2   Continuity and Maintenance of Operations.................. 30
      6.3   Employee Matters.......................................... 32
      6.4   Consents.................................................. 33
      6.5   HSR Notification.......................................... 34
      6.6   Notification of Certain Matters........................... 34
      6.7   Risk of Loss; Condemnation................................ 34
      6.8   Adverse Changes........................................... 35
      6.9   No Solicitation........................................... 35
      6.10  Forms 394................................................. 36
      6.11  Phase I Study............................................. 36
      6.12  Monthly Financial Statements.............................. 37
      6.13  Confidentiality........................................... 37
      6.14  Covenant Not to Compete................................... 38
      6.15  Public Announcements...................................... 38
      6.16  Unauthorized Use of Channels.............................. 39


ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.......................... 39

      7.1   HSR Act................................................... 39
      7.2   Governmental or Legal Action.............................. 39
      7.3   Accuracy of Representations and Warranties................ 40
      7.4   Performance of Agreements................................. 40
      7.5   No Material Adverse Change................................ 40
      7.6   Consents.................................................. 40
      7.7   Transfer Documents........................................ 40
      7.8   Opinions of Counsel....................................... 40
      7.9   Mediacom Equity Investment................................ 40
      7.10  Discharge of Liens........................................ 40
      7.11  The System................................................ 40

      7.12  Material Adverse Change................................... 41
      7.13  Additional Documents and Acts............................. 41
      7.14  Certificates.............................................. 41
      7.15  CARS License Modification................................. 41


ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER......................... 41

      8.1   HSR Act................................................... 41
      8.2   Governmental or Legal Actions............................. 42
      8.3   Accuracy of Representations and Warranties................ 42
      8.4   Performance of Agreements................................. 42
      8.5   Opinions of Buyer's Counsel............................... 42
      8.6   Additional Documents and Acts............................. 42
      8.7   Certificates.............................................. 42


ARTICLE IX
INDEMNITY............................................................. 42

      9.1   Seller's Indemnity........................................ 42
      9.2   Buyer's Indemnity......................................... 44
      9.3   Remedies Cumulative; Right to Offset...................... 45


ARTICLE X
LIABILITY IN THE EVENT OF A BREACH.................................... 45

      10.1  Default by Buyer.......................................... 45
      10.2  Default by Seller......................................... 46


ARTICLE XI
NOTICES............................................................... 46


ARTICLE XII
MISCELLANEOUS......................................................... 47

      12.1  Entire Agreement.......................................... 47
      12.2  Successors and Assigns.................................... 47
      12.3  Arbitration............................................... 47
      12.4  Captions.................................................. 48
      12.5  Counterparts.............................................. 48
      12.6  Governing Law............................................. 48


CONTENTS OF OMITTED EXHIBITS
----------------------------

      Exhibit A      Escrow Agreement
      Exhibit B      Senior Subordinated Loan Agreement
      Exhibit C      Subscription Agreement
      Exhibit D      Confidentiality and Non-Compete Agreements

      Exhibit E      Opinion of Honigman Miller Schwartz and Cohn
      Exhibit F      Opinion of Dow Lohnes & Albertson
      Exhibit G      Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.




CONTENTS OF OMITTED SCHEDULES
-----------------------------

Schedule  1.1        Franchise Areas
Schedule  2.1        Excluded Assets
Schedule  4.4        Consents and Approvals: No Violation
Schedule  4.5A       Title Encumbrances
Schedule  4.6        Real Property
Schedule  4.8        Legal Proceedings
Schedule  4.9        Certain Employment and Employee Benefit Matters
Schedule  4.10       Characteristics of the System
Schedule  4.12       Tax Matters
Schedule  4.13       Equipment
Schedule  4.14 (i)   Governmental Permits
Schedule  4.14 (ii)  Contracts
Schedule  4.15       Insurance
Schedule  4.18       Exceptions to System Compliance
Schedule  4.19       Intangibles
Schedule  4.20       Consents
Schedule  4.21       No Undisclosed Liabilities
Schedule  4.26       Overbuilds
Schedule  4.27       Certain Programming Arrangements and Relationships
Schedule  6.12       Monthly Financial Statements

Registrants agree to furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.

                       ASSET PURCHASE AND SALE AGREEMENT


This ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 23rd day of May, 1996, by and between BOOTH AMERICAN COMPANY, a Michigan corporation ("Seller"), and MEDIACOM CALIFORNIA LLC, a Delaware limited liability company ("Buyer").


                               R E C I T A L S:


          1. Seller owns and operates a System (as hereinafter defined) in the Cities of Kernville, Wofford Heights, Lake Isabella, Bodfish, Onyx, Weldon-Kelso Valley, Belle Vista, Mt. Mesa-Squirrel Valley and South Lake of Kern County, California.

          2. Seller desires to sell, and Buyer desires to purchase, the assets, property, interests, rights and privileges owned or used by Seller which comprise the System and Buyer desires to purchase and assume the same on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, the parties agree as follows:



                                   ARTICLE I
                                  DEFINITIONS


          "Accounts Receivable" shall mean, as of the Closing Date, Basic
           -------------------
Subscriber and Bulk Subscriber accounts receivable of Seller, determined in accordance with GAAP, representing amounts owed to Seller in connection with its operation of the System in the ordinary course of business.


          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.


          "Assets" shall mean all properties, privileges, rights, interests and
           ------
claims, real and personal, tangible and intangible and mixed, of every type and description that are owned, leased, used or held for use in the Business in which Seller has any right, title or interest or in which Seller acquires any right, title or interest on or before the Closing Date, including but not limited to Accounts Receivable, Governmental Permits, Intangibles, Contracts, Equipment, and Real Property, but excluding any Excluded Assets and any Assets disposed of by Seller as permitted by this Agreement.


          "Basic Subscribers" shall mean accounts in a single residential
           -----------------
household (excluding "second connections," as such term is commonly understood in the cable television industry, any account duplication and any account which has a disconnect request pending at or which has had service terminated as of the applicable determination date) that are subscribing for at least the lowest level of basic or limited basic cable television services provided by the System. Notwithstanding anything herein to the contrary, "Basic Subscribers" shall not include any subscriber (i) who has not paid all billed charges, including deposit and installation charges (due in connection with such subscriber's initially obtaining cable television service from the System), for at least sixty days prior to the applicable determination date, (ii) whose account as of the applicable determination date is more than sixty days past due from the date on which any part of such account was first due, (iii) who has been obtained as a subscriber by offers made, promotions conducted or discounts given outside the ordinary course of business or (iv) who comes within the definition of Basic Subscriber because its account (or any part thereof) has been compromised or written off, other than in the ordinary course of business consistent with past practices for reasons such as service interruptions and waiver of late charges but not for the purpose of making a person qualify as a Basic Subscriber.


          "Bulk Subscriber" shall mean each bulk subscriber (as such term is
           ---------------
commonly understood in the cable television industry, such as trailer parks, apartments, hotels, motels or other multiple dwelling units and commercial subscribers) of the System.


          "Bulk Units" shall mean with respect to each Bulk Subscriber, the
           ----------
number of units of each such Bulk Subscriber receiving at least the lowest level of basic or limited basic cable television service provided by the System (excluding "second connections", as such term is commonly understood in the cable television industry, and any account duplication); provided, that Bulk Units shall not include any units of any Bulk Subscriber if such Bulk Subscriber
(i) is a Basic Subscriber pursuant to the "Basic Subscriber" definition; (ii) has given notice on or before the Closing Date of its intention to terminate service completely or who has had its service terminated by Seller on or before the Closing Date; or (iii) is or would be excluded from the definition of "Basic Subscribers" pursuant to clauses (i) - (iv) thereof.


          "Business" shall mean the cable television business conducted by
           --------
Seller through the System in the Franchise Areas.

          "Business Day" shall mean any day other than Saturday, Sunday or a day
           ------------
on which banking institutions in New York, New York are required or authorized to be closed.

          "Closing" shall mean the consummation of the transactions contemplated
           -------
by this Agreement, as described in Article III.

          "Closing Adjustments" shall have the meaning set forth in Section
           -------------------
2.4A.

          "Closing Date" shall have the meaning set forth in Section 3.1.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Communications Act" shall mean the Communications Act of 1934, as
           ------------------
amended, and the rules and regulations thereunder as from time to time in effect.

          "Confidential Parties" shall have the meaning set forth in Section
           --------------------
6.14.

          "Consents" shall mean any registration or filing with, consent or
           --------
approval of, notice to, or action by any Person or Governmental Authority required to permit the transfer of the Assets to Buyer or to permit Seller to perform any of its other obligations under this Agreement, as set forth on
Schedule 4.20.
--------------

          "Contracts" shall mean all contracts, agreements and leases (other
           ---------
than those that are Governmental Permits or Excluded Assets), to which Seller is a party and that pertain to the ownership, operation or maintenance of the Assets or the Business. Each such Contract which involves payments by or to Seller of $10,000 or more during any twelve-month period or which are not terminable upon thirty (30) days or less notice by or to Seller without penalty or premium are set forth on Schedule 4.14 (ii), provided, however, that all the
                            ------------------  --------  -------
programming contracts of the System are set forth therein.

          "Copyright Act" shall mean the Copyright Revision Act of 1976, as
           -------------
amended.

          "Cut-Off Date" shall mean the applicable determination date used by
           ------------
Seller to determine the number of Basic Subscribers in the applicable month, which date normally occurs around the twenty-fifth (25th) day of the month.

          "Encumbrance" shall mean any mortgage, lien, security interest,
           -----------
security agreement, conditional sale or other title retention agreement, lease, consignment or bailment given for security purposes, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, trust, constructive trust, attachment, claim, restriction on transfer or any exception to or defect in title or other ownership interest (including but not limited to reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

          "Equipment" shall mean all electronic devices, trunk and distribution
           ---------
coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscribers' devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution systems), test equipment, vehicles and all other tangible personal property owned, used or held for use by Seller in connection with the Business, and including but not limited to the items described on Schedule 4.13.
                                                    --------------

          "Escrow Agent" shall be The Chase Manhattan Bank (National
           ------------
Association).

          "Escrow Agreement" shall mean the Escrow Agreement among Buyer, Seller
           ----------------
and Escrow Agent, substantially in the form annexed hereto as Exhibit A.
                                                              ----------

          "ERISA" shall mean The Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Excluded Assets" shall have the meaning set forth in Section 2.1.
           ---------------

          "FCC" shall mean the Federal Communications Commission.
           ---

          "Forms 394" shall have the meaning set forth in Section 6.10.
           ---------

          "Four Month Basic Subscribers Average" shall mean the number obtained
           ------------------------------------
by dividing (a) the sum of the number of Basic Subscribers as of the Cut-Off Date for each of the four calendar months immediately preceding the Closing Date by (b) four. If the Closing Date occurs on or after the Cut-Off Date of the month in which the Closing occurs, the number calculated in (a) above shall be determined by calculating the sum of (i) the number of Basic Subscribers as of the Cut-Off Date for each of the three calendar months immediately preceding the Closing Date and (ii) the number of Basic Subscribers as of the Cut-Off Date of the month in which the Closing Date occurs.

          "Franchise Area" shall mean that area in which Seller is authorized
           --------------
under one or more Governmental Permits issued by the applicable franchising or licensing authorities to provide cable television service to subscribers located in such area through the ownership and operation of the System, as set forth on Schedule 1.1.
                                                       ------------

          "GAAP" shall mean generally accepted accounting principles as in
           ----
effect in the United States of America.

          "Governmental Authority" shall mean any of the following: (a) the
           ----------------------
United States of America; (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); and (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

          "Governmental  Permits" shall mean all franchises, authorizations,
           ---------------------
permits, licenses, easements, registrations, leases, variances and similar rights obtained from any Governmental Authority which authorize or are required in connection with the operation of the Business, as set forth on Schedule
                                                                  --------
4.14(i).
------

          "HSR Act" shall have the meaning set forth in Section 6.5.
           -------

          "Information" shall have the meaning set forth in Section 6.13.
           -----------

          "Intangibles" shall mean all general intangibles, including but not
           -----------
limited to subscriber lists, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use by Seller in connection with the Business, other than Contracts and Governmental Permits.

          "Legal Requirement" shall mean any statute, ordinance, code, law,
           -----------------
rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including but not limited to judicial decisions applying common law or interpreting any other Legal Requirement.

          "Monthly Financial Statements" shall have the meaning set forth in
           ----------------------------
Section 6.12.

          "1995 Financial Statements" shall have the meaning set forth in
           -------------------------
Section 4.7A.

          "Permitted Encumbrances" shall mean the following: (a) liens for
           ----------------------
taxes, assessments and governmental charges not yet due and payable; (b) zoning laws and ordinances and similar Legal Requirements; (c) rights reserved to any Governmental Authority to regulate the affected property; (d) as to leased Real Property, interests of lessors and Encumbrances affecting the interests of the lessors; (e) the Encumbrances imposed by the Governmental

Permits listed on Schedule 4.14(i); (f) the other Encumbrances listed on
                  ---------------
Schedule 4.5A; and (g) other Encumbrances which do not, individually or in the
-------------
aggregate, have a material adverse effect on the title, use, operation or value of the System or any material Asset.

          "Person" shall mean any natural person, corporation, partnership,
           ------
trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          "Post-Closing Adjustments" shall have the meaning set forth in Section
           ------------------------
2.4B.

          "Preliminary Title Reports" shall mean a commitment for an ALTA
           -------------------------
1987/1992 owner's policy for title insurance with respect to the real estate owned by Seller and its Affiliates which will be conveyed to Buyer pursuant to the terms of this Agreement, committing such title company to insure good and marketable title to said land, free and clear of all Encumbrances (other than Permitted Encumbrances).

          "Purchase Price" shall mean the sum to be paid by Buyer for the Assets
           --------------
in the amount of Eleven Million Fifty Thousand Dollars ($11,050,000), as adjusted in accordance with the terms hereof.

          "Rate  Regulation  Rules" shall mean the FCC rules currently in effect
           -----------------------
implementing the cable television rate regulation provisions of the Communications Act.

          "Real Property" shall mean all Assets consisting of interests in real
           -------------
property (including but not limited to, to the extent applicable, improvements, fixtures and appurtenances), including both fee and leasehold interests, as set forth on Schedule 4.6.
         -------------

          "Required Consents" shall mean the Consents designated as such on
           -----------------
Schedule 4.20 by an "R."
-------------

          "Senior Subordinated Loan Agreement" shall mean the Senior
           ----------------------------------
Subordinated Loan Agreement, dated the Closing Date, between Buyer and Seller, in the form annexed hereto as Exhibit B.
                              ----------

          "Senior  Subordinated  Note" shall mean the Senior Subordinated Note,
           --------------------------
dated the Closing Date, issued by Buyer to Seller in the original principal amount of $2,800,000 in the form of Exhibit A to the Senior Subordinated Loan
                                    ---------
Agreement.

          "Study" shall mean a Phase I environmental study of all the land
           -----
leased by Seller and its Affiliates under the leases which will be transferred to Buyer pursuant to this Agreement.

          "Subscriber Adjustment" shall have the meaning set forth in Section
           ---------------------
2.4A.


          "Subscription Agreement" shall mean the agreement whereby Seller shall
           ----------------------
invest $1,000,000 in Mediacom LLC in consideration for a ten percent (10%) membership interest therein, in the form annexed hereto as Exhibit C.
                                                           ----------


          "System" shall mean the cable television reception and distribution
           ------
systems operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment which are, or are capable of being, operated as an independent system without interconnection with other systems, and which provide cable television service to the respective Franchise Area set forth on Schedule 1.1.
                                              -------------


          "Tax Return" shall mean any return, report, information return or
           ----------
other document (including any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.


          "Taxes" shall mean all taxes, charges, fees, liens, levies, charges,
           -----
imposts, duties, withholdings or other assessments, including, without limitation, income, withholding, capital, excise, employment, occupancy, property, ad valorem, sales, transfer, recording, documentary, registration, motor vehicle, franchise, use and gross receipts taxes, imposed by the United States or any state, county, local or foreign government or any subdivision thereof. Such term shall also include any interest, penalties, fines or additions attributable to such assessments.


          "Taxing Authority" shall mean any Federal, state, local or foreign
           ----------------
governmental body or political subdivision with the power to impose Taxes.


          "Transaction Documents" shall mean this Agreement, the Senior
           ---------------------
Subordinated Loan Agreement, the Senior Subordinated Note, the Subscription Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed and delivered hereunder and thereunder.


          "WARN Act" shall mean the Worker Adjustment and Retraining
           ---------
Notification Act.



                                   ARTICLE II

                          SALE AND PURCHASE OF ASSETS


          2.1  Sale and Purchase of Assets. Subject to the terms and conditions
               ---------------------------
hereof, on the Closing Date, Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase, good title, free and clear of Encumbrances (other than Permitted Encumbrances), to the Assets, in consideration of the payment by Buyer to the Seller of the Purchase Price. Notwithstanding the foregoing, the Assets shall exclude the assets set forth on Schedule 2.1 (the "Excluded Assets").
                                ------------


          2.2  Assumption of Liabilities. Upon the terms and subject to the
               -------------------------
conditions of this Agreement, from and after the Closing Date, Buyer shall assume and pay, perform and discharge, and indemnify and hold Seller harmless from and against, the following liabilities, obligations and commitments of Seller relating to the System, contingent or otherwise, asserted or unasserted, matured or unmatured, and no others:


          A. Obligations to operate and maintain the System to Persons entitled to receive such service from the System, to the extent so entitled, if at all, under applicable franchises, ordinances, leases and agreements disclosed herein.


          B. All of Seller's obligations and commitments arising on and after the Closing Date under the Contracts and Governmental Permits, it being understood that obligations for the period prior to the Closing Date shall be the obligation of Seller and adjusted on and after the Closing Date pursuant to
Section 2.4.


          Anything herein to the contrary notwithstanding, there is excluded from the assumed obligations, and Seller hereby agrees to retain and discharge and to indemnify and hold harmless Buyer from and against, any and all liabilities of Seller not expressly assumed by Buyer pursuant to the terms hereof, including, without limitation, all obligations pursuant to lease agreements with respect to any of the Equipment, all obligations of Seller arising prior to the Closing Date, obligations of Seller arising either before or after the Closing Date with respect to matters either unrelated to the System, or related to the System and not delivered or disclosed to Buyer in the Transaction Documents, and indebtedness for money borrowed and obligations to Seller's stockholders, partners, officers, directors, attorneys and accountants, and obligations of Seller for Taxes.


          2.3  Payment of Purchase Price. The Purchase Price to be paid for the
               -------------------------
Assets shall, subject to the terms and conditions contained herein, be paid by Buyer as follows:


          A. On the Closing Date, the sum of Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000) plus or minus any amount as necessary to reflect the Closing Adjustments pursuant to Section 2.4, shall be payable to Seller by wire transfer in clearinghouse funds available and credited to the account of Seller pursuant to the wire instructions to be delivered by Seller to Buyer no later than three (3) Business Days prior to the Closing Date; and

          B. On the Closing Date, there shall be delivered to Seller the Senior Subordinated Note.

          2.4 Purchase Price Adjustments. The Purchase Price to be paid pursuant
              --------------------------
to Section 2.3A hereof shall be adjusted and the charges identified below relating to the operation of the System shall be apportioned so that Seller and Buyer shall bear responsibility and be entitled to benefit as set forth in this Agreement. Operation of the System until 11:59 p.m. of the day immediately preceding the Closing Date shall be for the account of Seller and thereafter for the account of Buyer. All revenues (including, but not limited to, subscriber prepayments) and all expenses of the System shall be prorated as of the Closing Date and adjusted as provided herein.

          A.  At Closing. No later than fifteen (15) calendar days prior to the
              ----------
Closing Date, Seller shall deliver to Buyer Seller's certificate estimated as of the Closing Date ("Closing Adjustments") setting forth the Four Month Basic Subscribers Average, and the number of Bulk Units and all adjustments proposed to be made at the Closing as of the Closing Date. The Closing Adjustments shall include, without limitation, the Subscriber Adjustment, prepaid subscriptions, rents, franchise fees, utilities, service contracts, vehicle and other lease payments and other prepaid and periodic obligations with respect to the Assets purchased hereunder. Prior to Closing, Seller shall provide Buyer or Buyer's representative with copies of all books and records as Buyer may reasonably request for purposes of verifying the Closing Adjustments and shall meet with Buyer's accountants and other representatives, but without limiting Seller's obligations hereunder to certify all the Closing Adjustments.

              At the Closing, all adjustments will be made on the basis of Seller's certificate, provided Buyer has not given notice to Seller that, in Buyer's opinion, the proposed adjustments are materially incorrect. If Buyer gives notice that in its opinion, the proposed adjustments are materially incorrect, and if the parties have not been able to resolve the matter prior to the Closing Date, any disputed amounts shall be paid by the party to be charged with a disputed adjustment, into escrow, and shall be held by the Escrow Agent in accordance with the Escrow Agreement until the matter is resolved.

              The Purchase Price shall be reduced by an amount equal to the sum of (a) $1,650 multiplied by the number by which the Four Month Basic Subscribers Average is less than 6,430 and (b) $750 multiplied by the number by which the number of Bulk Units is less than 390 at the Closing Date (the "Subscriber Adjustment").

          B.  Post-Closing Adjustment. As soon as practicable following the
              -----------------------
Closing Date, and in any event within one hundred twenty (120) days thereafter, or at such other time as the parties mutually agree, Buyer shall deliver to Seller Buyer's certificate setting forth as of the Closing Date ("Post-Closing Adjustments") the Four Month Basic Subscribers Average, the number of Bulk Units, and all Post-Closing Adjustments for amounts due on account of Seller and charges and other obligations payable on account of Seller. Buyer shall deliver to Seller or Seller's representatives copies of all books and records as Seller may reasonably request for purposes of verifying such adjustments. Buyer's certificate shall be final and conclusive unless objected to by Seller in writing within thirty (30) days after delivery. Seller and Buyer shall attempt jointly to reach agreement as to the amount of the Closing Adjustments within sixty (60) days after receipt by Buyer of such written objection by Seller, which agreement, if achieved, shall be binding upon both parties to this Agreement and not subject to dispute or review. If Seller and Buyer cannot reach agreement as to the amount of the Closing Adjustments within such sixty (60) day period, Seller and Buyer agree to submit promptly any disputed adjustment to Ernst & Young. All fees and expenses of Ernst & Young pursuant to this Section shall be paid one-half by Buyer and one-half by Seller. Any amounts due Buyer or Seller for Post-Closing Adjustments shall be paid by the party owing such amount (or, to the extent disputed amounts are held by the Escrow Agent, shall be paid by the Escrow Agent pursuant to joint written instructions of Buyer and Seller in accordance with such final resolution) not later than five (5) Business Days after such amounts shall have become final and conclusive.


          2.5  Expenses; Sales and Transfer Taxes. Whether or not the
               ----------------------------------
transactions contemplated by this Agreement shall be consummated, Seller and Buyer shall pay their own expenses (including, without limitation, attorneys and accountants fees and disbursements) incident to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Seller shall bear and pay all transfer, sales, purchase, use or similar taxes arising out of the transactions contemplated by this Agreement and any filing or recording or similar fees payable in connection with any instruments contained herein.


          2.6  Brokerage. The parties acknowledge that Waller Capital
               ---------
Corporation acted as a broker in this transaction and will be compensated by Seller pursuant to a separate agreement between Seller and Waller Capital Corporation. Other than as set forth in the preceding sentence, each party hereto represents and warrants to the other party hereto that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, and each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect to any such obligation or liability based in an way on any agreement, arrangement or understanding claimed to have been made by such party with any third party.

          2.7 Allocation of Purchase Price. The Purchase Price shall be
              ----------------------------
allocated among the assets as determined by Kane Reece Associates, Inc. prior to the Closing. All fees and expenses of Kane Reece Associates, Inc. shall be paid by Buyer.


                                  ARTICLE III
                                 CLOSING DATE;
          CERTAIN TRANSACTIONS TO BE EFFECTED AT CLOSING


          3.1 Closing Date.
              ------------


          A. The Closing shall occur at 10:00 A.M. eastern standard time on July 31, 1996, or such earlier or later date (the "Closing Date") established in accordance with this Agreement, at the offices of Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022.



          B. If at any time prior to the scheduled Closing Date, all of the conditions contained in Articles VII and VIII have been met or waived, Buyer may give notice to Seller of the Closing. Such notice shall state a date and time, not less than ten Business Days from the date of such notice, for the Closing to occur.


          C. If on July 31, 1996, all of the conditions contained in Articles VII and VIII have not been met or waived, then the Closing shall be deferred until all such conditions have been met or waived but not to a date later than September 15, 1996. Upon the last of the conditions being so met or waived, Seller or Buyer may give notice to the other of the Closing, which notice shall state a date and time, not less than ten business days from the date of such notice, for the Closing to occur. The parties will use their best efforts to close on, or as close as possible after, a Cut-Off Date.


          3.2  Certain Transactions to be Effected at Closing.
               ----------------------------------------------
Subject in each case to the terms and conditions contained in this Agreement, the following steps shall be taken concurrently at the Closing, except as otherwise expressly stated:


          A. Seller shall execute and/or deliver, or cause to be executed and/or delivered, to Buyer the following:


          (i) Seller's certificate setting forth the Four Month Basic Subscribers Average and computation thereof, and the number of Bulk Units as of the Closing Date;


          (ii) The favorable opinions dated as of the Closing Date as set forth in Section 7.8 hereof;



          (iii) All such instruments and documents including instruments of conveyance and do such other acts and things as

Buyer may reasonably request in order to convey good and marketable title to, and possession of, the Assets, free and clear of any Encumbrances, excepting only the Permitted Encumbrances, and otherwise effectuate the transactions contemplated by this Agreement;

          (iv) Seller's Certificate as to the fulfillment of the conditions set forth in Sections 7.2, 7.3, 7.4, 7.5 and 7.10;

          (v)  A counterpart to the Escrow Agreement, if applicable;

          (vi) A wire transfer to Mediacom LLC of one million dollars ($1,000,000) in consideration for a 10% membership interest in Mediacom LLC;

          (vii) A counterpart to the Subscription Agreement;

         (viii) A counterpart to the Senior Subordinated Loan Agreement;

          (ix)  Executed Confidentiality and Non-Compete Agreements from Ralph
H. Booth, II and John L. Booth, II;

          (x) A certificate as of a recent date from the appropriate office of the state of organization of Seller as to the good standing of Seller;

          (xi) Resolutions of the Board of Directors of Seller duly authorizing the execution, delivery and performance of this Agreement; and

          (xii) Such further instruments and documents and do such other acts and things as Buyer may reasonably request in order to effectuate the transactions contemplated by this Agreement.

          B. Buyer shall execute and/or deliver, or cause to be executed and/or delivered, to Seller the following:

          (i) By wire transfer, the cash portion of the Purchase Price after adjustments, less any amount deposited into escrow pursuant to Section 2.4A;

          (ii)  The Senior Subordinated Note;

          (iii) By wire transfer to the Escrow Agent, the amount, if any, deposited into escrow pursuant to Section 2.4A;

          (iv)  A counterpart to the Escrow Agreement, if applicable;

          (v)   A counterpart to the Subscription Agreement;

          (vi)  A counterpart to the Senior Subordinated Loan Agreement;

          (vii) The favorable opinion dated as of the Closing Date as set forth in Section 8.5 hereof;

         (viii) Buyer's certificate as to the fulfillment of the conditions set forth in Sections 8.2, 8.3 and 8.4;

          (ix) Resolutions of a manager of Buyer duly authorizing the execution, delivery and performance of this Agreement and evidence of such manager's authority to act on behalf of Buyer; and

          (x) Such further instruments and documents and do such other acts and things as Seller may reasonably request in order to effectuate the transactions contemplated by this Agreement.


                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLER



          Seller hereby represents and warrants to Buyer, which representations and warranties, together with all other representations and warranties of Seller in this Agreement, shall be true and correct as of the Closing Date as if expressly restated on said date, and shall survive the Closing Date:

          4.1  Organization and Qualification. Seller is a corporation, duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Michigan. Seller has all requisite power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Seller is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where the Assets owned by Seller are located and the Business of Seller is conducted, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on any of the Assets, the System or the Business, on the validity, binding effect or enforceability of this Agreement and each other Transaction Document to which Seller is a party, or on the ability of Seller to perform its obligations under this Agreement and each other Transaction Document to which it is a party.

          4.2  Business of Seller. Seller has not conducted the Business
               ------------------
through, and none of the Assets are held or owned by, any subsidiary, Affiliate or other entities.

          4.3  Authority and Validity. Seller has full corporate power and
               ----------------------
authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated by this Agreement and each other

Transaction Document to which it is a party. The execution and delivery of this Agreement and each other Transaction Document to which Seller is a party and the consummation by Seller of the transactions contemplated by this Agreement and each other Transaction Document to which it is a party have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been, and each of the other Transaction Documents to which Seller is a party will be on or prior to the Closing, duly and validly executed and delivered by Seller, and this Agreement and each of the other Transaction Documents to which Seller is a party constitute and will constitute on or prior to the Closing, a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

          4.4  Consents and Approvals:  No Violation.
               -------------------------------------

          A. Except for (i) the Consents and (ii) filings, waivers, approvals, actions, authorizations, qualifications and consents which, if not made or obtained, would not, individually or in the aggregate, have a material adverse effect on the Assets, the System, the Business, Seller's ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party or, to the best of Seller's knowledge, Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller, no consent, waiver, approval, action or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party.

          B. Except for the Consents and filings covered by the exceptions in clauses (i) and (ii) of Section 4.4A and as set forth on Schedule 4.4, the
                                                         ------------
execution, delivery and performance by Seller of this Agreement and each other Transaction Document to which it is a party do not and will not: (i) violate or conflict with any provision of Seller's articles of incorporation or by-laws;
(ii) violate any Legal Requirement; or (iii) (A) violate, conflict with, or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (B) permit or result in the termination, suspension or modification of, (C) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or
(D) result in the creation or imposition of any Encumbrance under, any Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Seller is a party or by which Seller or any of the Assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations referenced in clauses (ii) and (iii) above which would not, individually or in the aggregate, have a material adverse effect on the Assets, the System, the Business, or Seller's ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party or, to the best of Seller's knowledge, Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller.

          4.5  Title.
               -----

          A. At Closing, Seller will transfer the Assets to Buyer, free and clear of any Encumbrances, except Permitted Encumbrances. Except as set forth on
Schedule 4.5A, Seller has not signed any Uniform Commercial Code financing
-------------
statement or any security agreement or mortgage or similar agreement authorizing any Person to file any financing statement or claim any security interest or lien with respect to any of the Assets. Except as set forth on Schedule 4.5A,
                                                               --------------
Seller owns all tangible personal properties which are necessary to permit the operation of the System by Buyer in substantially the same manner as currently operated and all such properties are included within the Assets free and clear of all Encumbrances.

          B. Seller has no properties or assets used or held for use in the Business that are not included in the Assets, other than the Excluded Assets; and (ii) except for the Excluded Assets, the Assets to be transferred to Buyer at the Closing include all Equipment, Contracts, Governmental Permits and other property and assets necessary for the conduct of the Business in the ordinary course of business in substantially the same manner as conducted prior to the Closing Date.

          4.6  Real Property. Schedule 4.6 sets forth a list and description of
               -------------  ------------
all Real Property owned, leased, occupied or used by Seller in the Business, and is true, complete and accurate in all material respects. No Real Property used in connection with the Business is owned by Seller or any of its Affiliates. Seller is holding, or shall hold at Closing, the leasehold interests to all Real Property, including Real Property hereafter acquired, in each case free and clear of any Encumbrances, except for Permitted Encumbrances. At the Closing, Seller shall have and shall transfer to Buyer its leasehold interests in and to all the Real Property free and clear of any and all Encumbrances (except for Permitted Encumbrances). There are no pending or, to the best of Seller's knowledge, threatened, any condemnation actions or special assessments or any pending proceedings for changes in the zoning with respect to such Real Property or any part thereof and Seller has not received any notice of the desire of any public authority or other entity to take or use any Real Property or any part thereof. All structures on the Real Property are structurally sound and in good operating condition and repair (reasonable wear and tear excepted). Each parcel of Real Property has access (either direct or by an easement included among the Assets) to all public roads, utilities, and other services necessary for the operation of the relevant System with respect to such parcel. Seller has complied with, or otherwise resolved to the satisfaction of the relevant Government Authority, all notices or orders to correct violations of Legal Requirements issued by any Governmental Authority having jurisdiction against or affecting any of the Real Property. All leases and subleases pursuant to which any of the Real Property is occupied or used are set forth on Schedule 4.6 and such leases and subleases are
                                  ------------
valid, subsisting, binding and enforceable in accordance with their respective terms and there are no existing material defaults thereunder or events that with notice or lapse of time or both would constitute defaults thereunder. Seller has not nor, to the best of Seller's knowledge, has any other party to any contract, lease or sublease relating to any Real Property given or received notice of termination, and, to the best of Seller's knowledge, subject to the receipt of any necessary Consents, the consummation of the transactions contemplated by this Agreement will not result in any such termination. Seller is not nor will it be, as a result of the transactions contemplated by this Agreement, with the giving of notice or the passage of time or both, in material breach of any provision of any contract, lease or sublease relating to any Real Property. All easements, rights-of-way and other rights which are necessary for Seller's current use of any Real Property are valid and in full force and effect, and Seller has not received any notice with respect to the termination or breach of any of such easements, rights-of-way or other similar rights.

          4.7  Financial Statements; Operating Budget.
               --------------------------------------

          A. Seller has delivered to Buyer correct and complete copies of the System's balance sheet and related statements of operations, income, changes in financial position and statements of cash flows for the year ended December 31, 1995 including the detail supporting such financial statements (collectively, the "1995 Financial Statements") and a letter from Price Waterhouse, independent auditors for Seller, certifying that the Financial Statements have been prepared in accordance with GAAP. The 1995 Financial Statements (i) have been prepared in accordance with the books and records of Seller and (ii) fairly present the financial condition and the results of operations and cash flows of the System as of and for the period ended on such date, all in conformity with GAAP consistently applied throughout such period, with no material difference between such financial statements and the financial records maintained by Seller. Seller has delivered to Buyer correct and complete copies of all filings made to Governmental Authorities with respect to the System.

          B. Since December 31, 1995, (i) the Business has been operated only in the ordinary course; (ii) there has been no material adverse change in, and no event has occurred which, so far as reasonably can be foreseen, is likely, individually or in the aggregate, to result in any material adverse change in the business, operations, prospects, financial condition, or results of operations of the Business, other than changes affecting the United States economy in general or the cable television industry in general; (iii) there has been no sale, assignment or transfer of any material assets or properties related to the System, or any theft, damage, removal of property, destruction or casualty loss which might be expected to materially adversely affect the Business or the System; (iv) there has been no amendment or termination of any Governmental Permit or any Contract material to the conduct of the Business; (v) there has been no waiver or release of any material right or claim against any third party relating to the Business; (vi) there has been no material labor dispute or union activity with respect to or by Seller's employees which affects the operation of the System; and (vii) there has been no agreement by Seller to take any of the actions described in the preceding clauses (i) through (vi), except as contemplated by this Agreement.

          C. The 1996 operating budget relating to the Business which has been delivered to Buyer was prepared in good faith in accordance with past practice and is predicated upon the assumptions set forth therein, which assumptions are consistent with prior budgeting practices and are reasonable in all material respects.


          4.8  Legal Proceedings. Except as set forth on Schedule 4.8 and any
               -----------------                         ------------
proceedings affecting the cable television industry in general, there is no judgment or order outstanding, or any action, suit, arbitration, proceeding, controversy or investigation by or before any Governmental Authority or any arbitrator pending, or to the best of Seller's knowledge, threatened, involving or affecting the System, the Assets or the Business, which, if adversely determined, would have a material adverse effect on the System, the Assets or the Business or would materially impair the ability of Seller to perform its obligations under this Agreement or the other Transaction Documents to which it is a party. Seller is not in default or violation, and no event or condition exists which, with notice or lapse of time or both, could become or result in a default under or a violation of, any judgment or order of any Governmental Authority.

          4.9  Certain Employment and Employee Benefit Matters. Seller has no,
               -----------------------------------------------
and no action or event has occurred that would cause Seller to have any, liabilities under ERISA or similar laws with respect to employee benefit plans of Seller regarding employees of the Business. There are no unions representing employees of the System and no labor disputes pending between Seller and any of its employees who work primarily in the operation of the System. Seller has complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and other taxes, and Seller is not liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing. Schedule 4.9 sets forth the names, job descriptions
                           ------------
and present annual rates of compensation, including the length of time such employee has been with the Seller, whether such employee is full-time or part-time, any bonus or other direct or indirect compensation and employee benefits, of all personnel whose work is performed wholly or substantially for the System, and any employment agreements, commitments, arrangements or understandings, written or oral, affecting such personnel.

          4.10  Characteristics of the System.
                -----------------------------

          A. The System includes not more than 150 miles of energized cable plant, of which not more than 18 miles are of underground construction, and include at least 7,400 homes passed by energized cable. There are no pending written complaints filed by Subscribers or other users of the System with any Governmental Authority, other than such complaints as are received from time to time in the ordinary course of business.

          B.    Schedule 4.10 sets forth accurately and completely the following
                -------------
information as of April 1, 1996 with respect to the System:

                (i) a description of the System's physical plant, including with reasonable detail, headend trunk line and feeder cable, antenna structures (including coordinates), transmitting and receiving equipment and capacity and other electronic equipment;

               (ii) an inventory of equipment and supplies on hand, including without limitation converters, accurate and complete in all material respects;

              (iii) without duplication, the approximate number of Basic Subscribers and Bulk Units;

               (iv) a listing of all communities included within the Franchise Areas;

                (v) basic, pay, audio and ancillary services offered, all rates charged currently and for the prior three (3) years for each such service or package or tier of services and the number of subscribers to each such service or package or tier of services paying each such rate and all benchmark rates for the System;

               (vi) all broadcast and nonbroadcast programming carried by the System, the channel capacity of the System, the station or signals carried, with a breakdown as to each signal as between satellite and off-air reception, current channel and frequencies utilized (including system radius and designated coordinates reported to the FCC);

              (vii) installation charges, where applicable;

             (viii) a description in reasonable detail of all present marketing programs, policies and practices, Seller's past practices with respect to marketing programs, policies and practices, which are expected to be implemented prior to the Closing Date and all rate increases proposed to be implemented (including dates of implementation) prior to the Closing Date;

               (ix) a description of all present customer service policies, practices and procedures;

                (x) all FCC licenses and registrations, including, but not limited to, business radios, earth stations and microwave;

               (xi) a description of all repair, manufacturing, assembly and equipment enhancement activities engaged in by Seller;

              (xii) all retransmission consent agreements and must-carry requests required in the operation of the System; and

             (xiii) detailed maps of the System.

          4.11  Finders; Brokers and Advisors. Except for the engagement of
                -----------------------------
Waller Capital Corporation, with respect to which Seller shall have sole responsibility for the payment of all amounts owed, Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement and Seller is not aware of any claim or basis for any claim for payment of, or any unpaid liability to any Person for any fees or commissions or like payments with respect to the negotiations leading to this Agreement or the consummation of any of the transactions contemplated by this Agreement.

          4.12  Tax Matters.
                -----------

          A. Seller has as of the date hereof, and will have as of the Closing Date, timely filed in proper form all Tax Returns and all other reports that reasonably may affect Buyer's rights to and ownership of the Assets, the System or the Business that are required to be filed as of the date hereof, or which are required to be filed on or before the Closing Date, as the case may be, and all such Tax Returns were prepared in good faith and are accurate and complete in all material respects, and, to the best of Seller's knowledge, there is no basis for assessment of any addition to any Taxes shown thereon. Except as set forth on Schedule 4.12, all Taxes due or payable by Seller on or before the
             -------------
date hereof or the Closing Date, as the case may be, the non-payment of which could result in a lien upon the Assets, the System or the Business (including any Taxes, liabilities or amounts owing resulting from liability of Seller as the transferee of the assets of, or successor to, any other corporation or entity or resulting by reason of Seller having been a member of any group of corporations filing a consolidated, combined or unitary Tax Return) have been or will be timely paid, except to the extent any such Taxes (as set forth as of the date hereof on Schedule 4.12) are being contested
                                             -------------
in good faith by appropriate proceedings by Seller and for which adequate reserves for any disputed amounts shall have been established in accordance with GAAP. Except as set forth on Schedule 4.12, as of the date hereof, there has
                             -------------
been no Tax examination, audit, proceeding or investigation of Seller, or with respect to the Assets, the System or the Business, by any relevant Taxing Authority, and Seller does not have any outstanding Tax deficiency or assessment. Except as set forth on Schedule 4.12, there are no pending or, to
                                   -------------
the best of Seller's knowledge, threatened actions, audits, examinations, proceedings or investigations by any relevant Taxing Authority with respect to Seller, the Assets, the System or the Business. There is no outstanding request for an extension of time within which to pay any Taxes with respect to Seller, the Assets, the System or the Business. There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes with respect to Seller, the Assets, the System or the Business. Seller has withheld and paid in a timely manner to all relevant Taxing Authorities all payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and paid. All Taxes of or with respect to Seller, the Assets, the System and the Business relating to the period prior to the Closing shall be the responsibility of Seller.

          4.13  Equipment. Schedule 4.13 contains a list of all Equipment used
                ---------  -------------
or held for use by Seller in the operation of the Business. Except as set forth on Schedule 4.13, the Equipment, whether or not set forth on Schedule 4.13 or
   -------------                                             -------------
hereafter acquired, is and will be at Closing in good operating condition and repair (reasonable wear and tear excepted) and fit for the purpose it is being used. All leases (including capital leases) pursuant to which any Equipment is used are set forth on Schedule 4.13 and such leases shall be paid in full prior
                      -------------
to the Closing. At Closing, all Equipment subject to a lease on the date hereof shall be transferred to Buyer free and clear of such leases and Buyer shall assume no obligations under any such lease agreements.


          4.14  Governmental Permits; Contracts.
                -------------------------------

          A.    Schedule 4.14(i) contains a complete list of all Governmental
                ----------------
Permits and Schedule 4.14 (ii) contains a complete list of all Contracts. Each
            ------------------
Governmental Permit and Contract, including those that are entered into after the date hereof, is in full force and effect, binding and enforceable in accordance with its terms, and is valid under and complies in all material respects with all applicable Legal Requirements. Except as set forth on Schedule
                                                                        --------

4.14(i), Seller is the authorized legal holder of all Governmental Permits.
-------
Except as set forth on Schedule 4.14(i) and 4.14(ii), neither Seller nor to the
                       ---------------      --------
best of Seller's knowledge, any other party to any Governmental Permit or Contract is in default thereunder or has given or received notice of termination, cancellation, dispute or default or, to the best of Seller's knowledge, has taken any action inconsistent with the continuance of any Governmental Permit or Contract. Except for Contracts shown as oral contracts and described in all material respects on Schedule 4.14 (ii), correct and
                                          ------------------
complete copies of each Governmental Permit and Contract have been delivered to Buyer and its representatives, and with respect to those Governmental Permits and Contracts executed after the date hereof, copies will be made available to Buyer promptly following such execution and in any event prior to the Closing Date. Except as set forth in Schedule 4.20, none of the Contracts require Buyer
                             -------------
to assume, or Seller to cause Buyer to assume, such Contract as a condition to the transfer of the Assets and the System to Buyer.

          B.    Except as disclosed on Schedule 4.14(i), no approval,
                                       -----------------
application, filing, registration, consent or other action of any Governmental Authority is required to enable Seller to take advantage of the rights and privileges intended to be conferred by any Governmental Permits, except for approvals, applications, filings, registrations, consents or other actions that (if not made or obtained) could not have a material adverse effect on Seller or the Business. Seller has not received any notice from the granting Governmental Authority with respect to any breach of any covenant under, or any default with respect to, any Governmental Permits, which default has not been cured.

          4.15  Insurance. Seller has in force policies of insurance with
                ---------
respect to the Assets and the Business and all bonds required to be obtained by Seller with respect to the Business, including without limitation all bonds required by Governmental Permits and Contracts, as set forth on Schedule 4.15.
                                                                -------------
All insurance policies are adequate, in accordance with prevailing cable industry practices, to insure fully, less standard deductibles, against all risks to which Seller and the Assets are exposed in the operation and conduct of the Business. At no period of time did Seller lack any such insurance coverage.
Schedule 4.15 is true, complete and accurate and the insurance policies and
-------------
bonds referred to therein are in full force and effect (free from any right of termination on the part of the insurance carriers or bonding agencies), and Seller has received no notice of non-renewal or cancellation of such insurance policies or bonds. Seller will maintain such insurance policies and bonds in full force and effect up to and including the Closing Date, and will furnish Buyer evidence thereof. All claims, if any, made against Seller which are covered by insurance are listed on Schedule 4.8 and are being defended by the
                                   ------------
insurers. To the best of Seller's knowledge, there
is no basis upon which any insurance carriers may disclaim coverage under any of the insurance policies referred to on Schedule 4.15.
                                      -------------

          4.16  Hazardous Substances and Environmental Matters. (i) The Real
                ----------------------------------------------
Property is free of all asbestos-containing building materials susceptible to becoming airborne if not disturbed; (ii) no quantity in any amount required to be reported under any Legal Requirement (hereinafter "Reportable Quantity") of any Hazardous Substance (as defined below) into, on, over or under the Real Property which remains in, on, over or under the Real Property, except for such substances that are in such amounts which are not of a Reportable Quantity under any applicable environmental laws, or are of the type typically found in commercial cleaning products, standard office supplies or other materials in amounts generally used or produced by businesses similar to the Business; (iii) no Reportable Quantity under applicable Legal Requirements of any Hazardous Substance has been released into, on, over or under the Real Property unless same shall have been cleaned up, removed or otherwise remediated in accordance with Legal Requirements; (iv) Seller is, and has been, in compliance with all Legal Requirements relating to the environment with respect to the Assets and the operation of the Business and the System; and (v) Seller has not received any notice from any Governmental Authority indicating that the Real Property or any real property adjacent thereto has been or may be placed on any federal or state "Superfund" or "Superlien" list. For these purposes, the term "Hazardous Substances" includes any substance heretofore or hereafter designated as "hazardous" or "toxic," including, without limitation, petroleum and petroleum related substances, or having characteristics identified as "hazardous" or "toxic" under any Legal Requirement including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42
                     -- ---
U.S.C. Section 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C.
                     -- ---
Section 1247, et seq., the Clean Air Act, 42 U.S.C. Section 2001, et seq., and
              -- ---                                              -- ---
the Community Right to Know Act, 42 U.S.C. Section 11001, et seq., all as
                                                          -- ---
amended.

          4.17  Accounts Receivable. The Accounts Receivable have not been
                -------------------
assigned to or for the benefit of any other Person. The Accounts Receivable reflected in the 1995 Financial Statements and Monthly Financial Statements and all Accounts Receivable arising after the dates thereof up to and including the Closing Date (to the extent not heretofore or theretofore collected) arose and will arise from bona fide transactions in the ordinary course of business and, other than Accounts Receivable which are more than 60 days past due from the date of billing, the Accounts Receivable are, and will be, fully collectible.

          4.18  System Compliance.
                -----------------

          A. Seller's operation of the System is in material compliance with all applicable Legal Requirements, including without limitation, the Communications Act, the Copyright Act, and the rules and regulations of the FCC and the United States Copyright Office, including, without limitation, rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy, except to the extent that the failure to so comply with any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Assets, the System or the Business. Without limiting the generality of the foregoing except to the extent that the failure to comply with any of the following could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Assets, the System or the Business and except as set forth in Schedule 4.18 hereto:
                                    -------------

                (i)   the Franchise Area has been registered with the FCC;

                (ii) all of the annual performance tests on the System required under the rules and regulations of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

                (iii) the System currently meets or exceeds the applicable technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section
76.605 (a) (11);

                (iv) the System is being operated in compliance with the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index) to the extent applicable;

                (v) the System is presently being operated in compliance with such authorizations (and all required certificates, permits and clearances from governmental agencies, including the Federal Aviation Administration, with respect to all towers, earth stations, business radios and frequencies utilized and carried by the System have been obtained); and

                (vi) all notices to subscribers of the System required by the rules and regulations of the FCC have been provided.

          B. All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act and under the rules of the Copyright Office with respect to the carriage of off-air signals by the System have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and the System qualifies for the compulsory license under Section 111 of the Copyright Act, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Assets, the System or the Business.

          C. The carriage of all television station signals (other than satellite super stations) by the System is permitted by valid retransmission consent agreements or by must-carry elections by broadcasters.

          D. Seller is in compliance with its obligations with regard to protecting the privacy rights of any past or present customers of the System except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Assets, the System or the Business.

          E. The Assets are adequate and sufficient for all of the current operations of the System.

          F. To Seller's knowledge, the System is not subject to effective competition as of the date hereof.

          G. No Governmental Authority has notified Seller of its application to be certified to regulate basic service rates with respect to the System as provided in 47 C.F.R. Section 76.910.

          H. No Governmental Authority has notified Seller that it has been certified to regulate basic service rates and has adopted regulations required to commence such regulation with respect to the System as provided in 47 C.F.R.
Section 76.910(c) (2).

          I. Except to the extent that a Governmental Authority regulates rates pursuant to the Rate Regulation Rules, Seller is not aware of any reason that the Seller cannot continue to charge its current programming rates in connection with the Seller's operation of the System in compliance with the Communications Act and the Rate Regulation Rules.

          J. To Seller's knowledge, no reduction of rates or refunds to subscribers is required thereunder as of the date hereof.

          K. Seller is in compliance with its obligations under 47 C.F.R. Part 17 concerning the construction, marking and lighting of antenna structures used by Seller in connection with the operation of the System, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Assets, the System or the Business.

          4.19  Intangibles. Except as set forth on Schedule 4.19, Seller owns
                -----------                         -------------
or possesses royalty free licenses or other rights to use all Intangibles necessary to the operation of the Business as presently conducted without any material conflict with, or material infringement of, the rights of others. There is no claim pending or, to the best of Seller's knowledge, threatened with respect to any such Intangibles. Schedule 4.19 contains a true, correct and
                                 -------------
complete list of all Intangibles which are material to the operation of the System.

          4.20  No Other Consents. Seller has obtained and is in compliance with
                -----------------
all consents, approvals, authorizations, waivers, orders, licenses, certificates, permits and franchises from, and has made all filings with, any Governmental Authority and other Persons required for the operation of the System as presently operated, all of which are in full force and effect and enforceable in accordance with their respective terms and comply with all applicable Legal Requirements, except for such failures which do not or could not, individually or in the aggregate, be expected to have a material adverse effect on the System or the Business. Except as set forth on Schedule 4.20, no
                                                             -------------
consent, authorization, approval, waiver, order, license, certificate or permit of or from or declaration or filing with any Governmental Authority or other Person is necessary to preclude any cancellation, suspension, termination or reformation of any Governmental Permit or Contract, other than such consents, authorizations, approvals, waivers, orders, licenses, certificates or permits which do not or could not, individually or in the aggregate, have a material adverse effect on the System or the Business.

          4.21  No Undisclosed Liabilities. Except as and to the extent set
                --------------------------
forth on Schedule 4.21, Seller does not have any liability or obligation (direct
         -------------
or indirect, absolute, fixed, contingent or otherwise) arising out of the Assets or conduct of the Business which was not reflected or reserved on the 1995 Financial Statements or Monthly Financial Statements, and Seller has not incurred any such liability or obligation since the last day of the last Monthly Financial Statement, other than in the ordinary course of business.

          4.22  Liabilities to Subscribers. There are no obligations or
                --------------------------
liabilities to subscribers of the System except with respect to (i) prepayments or deposits made by such subscribers as set forth in the 1995 Financial Statement or Monthly Financial Statements or, since the last day of the Monthly Financial Statements incurred in the ordinary course of business consistent with past practices and (ii) the obligation to supply services to subscribers in the ordinary course of business in accordance with and pursuant to the terms of the Governmental Permits.

          4.23  Restoration. Other than property having an aggregate value of
                -----------
less than $25,000, no property of any Person has been damaged, destroyed, disturbed or removed in the process of construction or maintenance of the System, which has not been, or will not be, prior to the Closing, repaired, restored or replaced, and as to which an adequate reserve has not been established by Seller.

          4.24  Condition and Transfer of Tangible Property. The tangible
                -------------------------------------------
personal property of Seller has been installed, operated and maintained in all respects in accordance with the requirements of (i) all applicable Governmental Permits and Contracts and (ii) technical standards and Legal Requirements of any Governmental Authority or regulatory authorities, other than such requirements which would not, individually or in the aggregate, have a material adverse effect on the Assets, the Business or, to the best of Seller's knowledge, Buyer's ability to operate and maintain the tangible personal property after the Closing in substantially the same manner in which it is currently operated and maintained by Seller. The System is or shall be at Closing capable of delivering in the ordinary course of business to all subscribers, cable television services (including a visual transmission) in compliance with all applicable Governmental Permit requirements. At the Closing, Seller shall have and shall transfer to Buyer good title to all tangible property included as part of the Assets.

          4.25  Inventory. Seller has, and at the Closing will have, an
                ---------
inventory of spare parts and other materials relating to the System of the type and nature and maintained at a level consistent with past practices and otherwise in accordance with cable system industry practices.

          4.26  Overbuilds. Except as set forth in Schedule 4.26, (I) no
                ----------                         -------------
construction programs have been undertaken, or to Seller's knowledge, are proposed or threatened to be undertaken, by any municipality or other cable television, multichannel multipoint distribution systems or multipoint distribution system provider or operator in any Franchise Area served by the System; and (ii) no franchise or other application or request of any Person is pending or to Seller's knowledge, threatened or proposed which relates to, or which could materially adversely affect the System. Except as set forth on
Schedule 4.26, Seller is not, nor is an Affiliate of Seller, a party to any
-------------
agreement restricting the ability of a third party to operate cable television systems in the Franchise Areas.

          4.27  Certain Programming Arrangements and Relationships. Except as
                --------------------------------------------------
set forth on Schedule 4.27, Seller is not a party to any programming contract
             -------------
with any Person providing for any exclusive
arrangement with respect to the provision of programming to the Business. Except as set forth on Schedule 4.27, neither Seller nor any of its Affiliates has any
                -------------
affiliation with (other than on a third party basis), equity interest in, profit participation in, contractual right to acquire any such interest or participation, or any other relationship with any Person that provides programming to the System. Seller has not entered into any arrangement with any community groups or similar third parties restricting or limiting the types of programming which may be shown on the System.

          4.28  Disclosure. No representation or warranty by Seller contained in
                ----------
this Agreement (including the exhibits and schedules hereto), and no statement contained in any document, certificate or other instrument furnished to Buyer by or on behalf of Seller (excluding drafts of any thereof) pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows, which representations and warranties, together with all other representations and warranties of Buyer in this Agreement, shall be true and correct as of the Closing Date as if expressly restated on said date, and shall survive the Closing Date:

          5.1  Organization and Qualification. Buyer is a limited liability
               ------------------------------
company duly formed under the Limited Liability Company Act of the State of Delaware, and is validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Buyer is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where the assets owned by it are located and its business is conducted, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on its assets or its business, or on the validity, binding effect or enforceability of this Agreement and each other Transaction Document to which Buyer is a party, or on the ability of Buyer to perform its obligations under this Agreement and each other Transaction Document to which it is a party.

          5.2  Authority and Validity. Buyer has full power and authority to
               ----------------------
execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated by this Agreement and each other Transaction Document to which it is a party. The execution and delivery of this Agreement and each other Transaction Document to which Buyer is a party and the consummation by Buyer of the transactions contemplated by this Agreement and each other Transaction Document to which it is a party have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been, and each of the other Transaction Documents to which Buyer is a party will be on or prior to the Closing, duly and validly executed and delivered by Buyer, and this Agreement and each of the other Transaction Documents to which Buyer is a party constitutes and will constitute on or prior to the Closing, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

          5.3  No Breach or Violation.
               ----------------------

          A. Except for (i) any consents that will be obtained or waived on or prior to the Closing Date, (ii) filings and consents which, if not made or obtained, would not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement and the other Transaction Documents to which Buyer is a party and (iii) any Required Consents to the transfer to Buyer of any of the Governmental Permits, no consent, waiver, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party.

          B. Except with respect to any consents or filings covered by the exceptions in clauses (i) - (iii) of Section 5.3A, the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party do not and will not: (i) violate or conflict with any provision of Buyer's operating agreement or articles of organization; (ii) violate any Legal Requirement; or (iii) (A) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (B) permit or result in the termination, suspension or modification of, (C) result in the acceleration of (or give any - Person the right to accelerate) the performance of Buyer under, or (D) result in the creation or imposition of any Encumbrance under, any material contract, agreement, arrangement, commitment or plan to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

          5.4  Litigation.
               ----------

          A. There are no claims, actions, suits, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened, in any court or before any Governmental Agency, or before any arbitrator, by or against or affecting or relating to Buyer or any of its Affiliates which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party or declare unlawful the transactions or events contemplated by this Agreement and the other Transaction Documents to which Buyer is a party or cause any of such transactions to be rescinded.

          B. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting Buyer or any of its Affiliates which would hinder or delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which Buyer is a party.

          5.5 Finders; Brokers and Advisors. Buyer has not employed any
              -----------------------------
financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement and Buyer is not aware of any claim or basis for any claim for payment of, or any unpaid liability to any Person for any fees or commissions or like payments with respect to the negotiations leading to this Agreement or the consummation of any of the transactions contemplated by this Agreement, except with respect to the obligations of Seller referred to in Section 2.6.

                                  ARTICLE VI
                             ADDITIONAL COVENANTS

          6.1 Access to Premises and Records. Between the date of execution and
               ------------------------------
delivery of this Agreement and the Closing Date, Seller will give Buyer and its representatives, during normal business hours and with reasonable prior notice, access to the books and records, contracts and commitments of the Business and to the Assets and will furnish to Buyer and its representatives such information regarding the Business and the Assets as Buyer may from time to time reasonably request. Without limiting the generality of the foregoing, Buyer shall have access to all documents and information and reasonable access to books, records and employees necessary to permit Buyer to verify, to its reasonable satisfaction, the representations and warranties of the Seller contained herein, including without limitation that (i) all offset frequencies relating to the System are in place, and (ii) the System is otherwise in compliance with all applicable Legal

Requirements, in each case to the extent represented and warranted in Section 4.18, and Buyer shall be permitted to conduct (if it so desires) a signal leakage rideout and follow up and such other tests as Buyer shall deem necessary to verify the foregoing. Seller shall give Buyer prompt written notice of (i) any material adverse change in the condition of any of the Assets or the System or any material change in any of the information contained in the representations and warranties of Seller or information otherwise furnished to Buyer which occurs after the date hereof and (ii) any claim, action, investigation or proceeding threatened in writing or initiated relating to any rate then being charged by Seller for any service provided by the System or the carriage of or failure to carry any television broadcast signal. During such period, Seller shall consult with Buyer and keep Buyer fully informed at all times regarding any hearings or developments relating to any such claim, action, investigation or proceeding. No such furnishing of information to Buyer and no investigation by Buyer shall affect Buyer's right to rely on, or Seller's liability with respect to, any representation or warranty made in this Agreement.

          6.2  Continuity and Maintenance of Operations. Except as specifically
               ----------------------------------------
permitted or required by this Agreement or by any Legal Requirement, Seller shall:

          A. Operate the Business in the ordinary course consistent with past practices, including without limitation, its billing, promotional and marketing practices and use commercially reasonable efforts to preserve any beneficial business relationships with customers, suppliers, employees, Governmental Authorities and others having business dealings with Seller relating to the Business;

          B. Maintain the Assets, including the plant and Equipment related thereto, in good operating condition (normal wear and tear excepted), and implement any capital expenditures required in connection with such maintenance;

          C. Maintain all bonds and casualty and liability insurance relating to the System as in effect on the date of this Agreement;

          D. Keep all of its business books, records and files relating to the System in the ordinary course of business in accordance with past practices, and pay, consistent with past practices, all accounts payable and other debts, liabilities and obligations relating to the System;

          E. Continue to implement its procedures for disconnection and discontinuance of service to System subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

          F. Not sell, transfer or assign any Assets other than on an arms-length basis in the ordinary course of business consistent with past practices;

          G. Not permit the amendment or cancellation of any of the Governmental Permits, Contracts or any other contract or agreement (other than those constituting Excluded Assets) which, individually or in the aggregate, materially adversely effects the System or the Business, provided, that Seller shall satisfy all outstanding obligations under all personal property (including vehicle) lease arrangements so that all such Assets shall be free and clear of all Encumbrances at Closing;

          H. Not enter into any contracts or commitments for the acquisition of goods or services relating to the System or the Business, the performance of which will not be completed by the Closing Date or involving an expenditure individually in excess of $10,000 or expenditures in the aggregate in excess of $30,000;

          I. Not take or omit to take any action that would cause Seller to be in breach of any of its representations or warranties in this Agreement;

          J. Maintain inventories for the Business of equipment, cable and supplies at normal levels consistent with past practice and good industry standards;

          K. Not increase the compensation or change any benefits available to employees of Seller who work in the Business except as required pursuant to existing written agreements or except in the ordinary course of business consistent with past practice;

          L. Report and write off Accounts Receivable in accordance with past practices;

          M. Withhold and pay when due all Taxes relating to employees of the Business, the Assets, the Business and/or the System;

          N. Not create, assume or permit to exist any Encumbrance (other than Permitted Encumbrances) on any of the Assets, other than those Encumbrances existing on the date hereof;

          0. Maintain service quality of the System at a level at least consistent with past practices;

          P. File with the FCC all reports required to be filed under applicable FCC rules and regulations, and otherwise comply with all Legal Requirements with respect to the System;

          Q. Not implement any new marketing program, policy or practice, or implement any rate change, retiering or repackaging; and

          R. Effect and facilitate the transition of the operation of the System from Seller to Buyer as contemplated by this Agreement.

          6.3  Employee Matters.
               ----------------

          A. Except for those employees who are parties to employment agreements with Seller that Buyer agrees to assume pursuant to Section 2.2B, the employment of other employees of the Business will terminate on the Closing Date. Buyer agrees to consider applications for employment from all current employees of the Business. Nothing in this statement of intent shall be construed to create any third party beneficiary rights in favor of any person not a party to this Agreement or to constitute an offer of employment, employment agreement or condition of employment for any of the employees of the Business.

          B. Seller shall retain liability for all workers' compensation claims made by employees of the Business and the System filed on or before the Closing Date. Seller shall also retain liability for all workers' compensation claims filed by such employees after the Closing Date to the extent that such claims relate to any compensable injuries incurred prior to the Closing Date.

          C. Buyer shall not assume or have any liability under any agreement with any individual related to such individual's employment in the Business at or prior to the Closing Date or bonus, incentive or other employee benefit plans maintained by Seller, including, without limitation, phantom stock plans, stock incentive plans, opportunity pay plans, long term cash and incentive compensation plans, covering persons employed by or who at any time prior to the Closing Date were employed in the Business. Seller shall take such actions as are necessary to ensure the preservation and delivery of all benefits accrued through the Closing Date, whether payable presently or at some future date, to employees of the Business in respect of any such bonus or incentive plans. Seller shall be responsible for and shall pay all amounts payable to all of its employees in connection with the termination of employment of any such employee on or before the Closing Date in connection with the transactions contemplated hereby, or otherwise, and also shall be responsible for all health insurance, vacation pay and other benefits payable to such employees. Notwithstanding anything contained herein to the contrary, Seller shall be responsible for providing all the employee benefit plans in effect prior to the Closing Date to the employees of the Business for thirty days after the Closing Date.

          D. Seller shall be responsible for compliance with the notice and continuation coverage requirements of Section 4980B of the Code that arise with respect to the former employees of Seller and the Affected Employees (as defined in ERISA), on account of the transactions contemplated by this Agreement, if any.

          E. Seller's long term disability plan shall be responsible for payment of any and all covered benefits payable with respect to employment on or before the Closing Date and for thirty days thereafter, regardless of whether payment is required to be made after the Closing Date, for: (i) any individual who is currently receiving such benefits as of the Closing Date, (ii) any individual who becomes disabled prior to the Closing Date and who remains disabled for the length of any qualifying disability period, and (iii) any individual described in (i) and (ii) above whose disability ceases after the Closing Date and who subsequently becomes disabled prior to the expiration of ninety (90) days of active employment with Buyer, where such subsequent disability is a continuation of such prior disability for which benefits were due under Seller's or the System's welfare plan.

          F. Except as otherwise provided in this Agreement, Seller shall retain, and Buyer shall not assume, any liabilities or obligations of Seller or any of its Affiliates to Employees with respect to claims incurred and employment prior to the Closing Date.

          G. Seller shall give all notices required to be given under the WARN Act by any party related to or as a result of the transactions contemplated by this Agreement, and shall indemnify and hold Buyer harmless for any liability resulting from the failure of Seller and each System to do so. On the Closing Date, seller shall deliver to Buyer a written description of any "employment loss," as defined in the WARN Act, which occurs at any time within the ninety
(90) days prior to the Closing Date. For purposes of the WARN Act and this
Section 6.3, "Closing Date" shall mean the "effective date" of the transactions contemplated by this Agreement, as defined in the WARN Act.

          H. Buyer agrees that, solely for purposes of its vacation policies, Buyer shall credit Seller's employees with prior periods of service at the System, as indicated on Schedule 4.9.
                        ------------

          6.4  Consents.
               --------

          A. Seller will use commercially reasonable efforts to obtain, at its own cost and expense as soon as practicable, the Consents, in form and substance reasonably satisfactory to Buyer; provided that "commercially reasonable efforts" for this purpose shall not require Seller to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees. Seller and Buyer will use commercially reasonable efforts to obtain, as soon as practicable, the Consents of Governmental Authorities; provided, that "commercially reasonable efforts" for this purpose shall not require Buyer to agree to any change in any Contract or Governmental Permit as a condition to obtaining any Consent, the effect of which is to make such Contract or Governmental Permit more burdensome to Buyer, or otherwise to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees.

          B. Following the Closing, Buyer will deliver promptly to the Governmental Authorities for those Governmental Permits transferred at Closing all bonds, letters of credit, indemnity agreements, or certificates of deposit required by such Governmental Authorities and will use its commercially reasonable efforts to cooperate with Seller to obtain a release by such Governmental Authorities of Seller's bonds, letters of credit, indemnity agreements, and certificates of deposit.

          6.5  HSR Notification. As soon as practicable after the execution of
               ----------------
this Agreement and if required by applicable Legal Requirements, Seller and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each of the parties will take any additional action that may be necessary, proper or advisable, will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Buyer and Seller shall use commercially reasonable efforts (including the filing of a request for early termination) to obtain the early termination of the waiting period under the HSR Act. The HSR Act filing fee shall be paid equally by the parties.

          6.6  Notification of Certain Matters. Each party will promptly notify
               -------------------------------
the other of any fact, event, circumstance or action the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true and correct in any material respect.

          6.7  Risk of Loss; Condemnation.
               --------------------------

          A. Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any portion of the System within five days after the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer of that fact and Buyer, at any time within ten days after receipt of such notice, may elect by written notice to Seller either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with this Agreement or (ii) to terminate this Agreement. If Buyer elects to consummate the acquisition of the Assets notwithstanding such loss or damage and does so, there will be no adjustment in the aggregate consideration to be paid for the Assets under Article II on account of such loss or damage but all insurance proceeds paid or payable as a result of the occurrence of the event causing such loss or damage will be delivered by Seller to Buyer at the Closing or the rights to such proceeds will be assigned by Seller to Buyer at the Closing if not yet paid over to Seller.

          B. If, prior to the Closing, any portion of the System is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn any portion of the System (such event being referred to herein, in either case, as a "Taking"), then Buyer may terminate this Agreement. If Buyer does not so elect to terminate this Agreement then (i) if the Closing occurs, Buyer shall have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and (if the Closing occurs) receive all damages with respect to the Taking, (ii) Seller shall be relieved of its obligation to convey to Buyer the Asset or interests that are the subject of the Taking and
(iii) at the Closing Seller shall assign to Buyer all of Seller's rights (including the right to receive payment of damages) with respect to such Taking and shall pay to Buyer all damages previously paid to Seller with respect to the Taking.

          6.8  Adverse Changes. Seller shall promptly notify Buyer in writing of
               ---------------
any materially adverse developments affecting the Assets, the Business or the System which, to the best of Seller's knowledge, shall have occurred during the period from the date hereof through the Closing Date, including, without limitation, (a) any damage, destruction, loss (whether or not covered by insurance) or other event materially affecting any of the Assets, the System or the Business, (b) any notice of violation, forfeiture or complaint under any Governmental Permits, or (c) anything which, if not corrected prior to the Closing Date, will prevent Seller from fulfilling any condition to Closing described herein.

          6.9  No Solicitation. Between the date of this Agreement and the
               ---------------
Closing Date, Seller shall not, and shall cause its officers, directors, employees, agents and representatives (including, without limitation, Waller Capital Corporation, any investment banker, attorney or accountant retained by Seller) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to the Business, engage in any negotiations concerning, or provide to any other Person any information or data relating to the Business, the System, the Assets, or Seller for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or effect a sale of all or substantially all of the Assets, the System or the Business.

          6.10  Forms 394. If not previously submitted, on or prior to the
                ---------
expiration of the fifteenth (15th) day after the date of this Agreement, Seller and Buyer shall, each at its own expense, prepare and file properly prepared Applications for Franchise Authority Consent to Assignment or Transfer of Control or Cable Television Franchise FCC 394 ("Forms 394") with the local Government Authorities that have issued franchises to Seller, and shall file with all additional information required by such franchises or applicable local Legal Requirements or that the Governmental Authorities deem necessary or appropriate in connection with their consideration of the request of Seller or Buyer that such authority approve of the transfer of the Franchises to Buyer.

          6.11  Phase I Study. Within twenty (20) days after the execution of
                -------------
this Agreement, Seller shall, at its sole expense, commission a qualified engineering firm to conduct the Study in accordance with ASTM Standard 1527-94. Within three (3) business days of receipt of the report of the completed Study, Seller shall promptly deliver the report of the Study to Buyer. Buyer shall hold the information about the Study and any related information or documentation in confidence in accordance with the provisions of Section 6.13. If Buyer notifies Seller in writing within thirty (30) Business Days from the date Buyer receives the report of the Study that the Study discloses the existence of any breach, or any facts which could be expected to result in a breach, of the representations of Seller contained in Section 4.16, Seller shall promptly commence further investigation and/or remedial action to cure the condition at its expense prior to the Closing; provided that Seller shall not be obligated to spend more than $100,000 in the aggregate in its attempt to cure all such conditions. Seller shall notify Buyer within seven (7) days after its receipt of such written notice from Buyer if Seller determines that it is or will be unable to cure such conditions for $100,000 or less. If Seller exercises the right not to cure such conditions because the aggregate cost would exceed $100,000, Buyer may elect (i) to terminate this Agreement with no cost or obligation on the part of Seller or
(ii) to waive such obligations, in which event Buyer shall receive a credit at the Closing in the amount, if any, by which $100,000 exceeds the aggregate amount paid by Seller to third parties in connection with curing such conditions and assume all liabilities and obligations in connection with such conditions and hold harmless and indemnify Seller from same in accordance with this Agreement, notwithstanding any provisions, including any representations and warranties of Seller, of this Agreement to the contrary and Seller shall have no liability under this Agreement or otherwise to Buyer related to or arising from such conditions.

          6.12  Monthly Financial Statements. Between the date of execution and
                ----------------------------
delivery of this Agreement and the Closing Date, Seller shall deliver to Buyer within thirty (30) days after the end of each calendar month, unaudited financial reports ("Monthly Financial Statements") in the form customarily prepared by Seller as set forth in Schedule 6.12 with respect to the System and
                                   -------------
other reports with respect to the System (including, without limitation, capital expenditures to the System, reports setting forth the revenue and cash flow of the System for each month and year-to-date, subscriber information for Basic Subscribers and Bulk Units, disconnect requests, miles of plant, homes passed and such other information as Buyer may reasonably request which is in the form customarily prepared by Seller, beginning as soon as practicable after the date of this Agreement). Such financial statements and monthly operating statements shall present fairly and accurately the financial condition and results of operations of Seller and the System for the period then ended and as of such dates and be prepared in accordance with GAAP consistently applied through the periods specified subject to normal year end adjustments.

          6.13  Confidentiality. Each party shall maintain the confidentiality
                ---------------
of all documents or other information or data of the other party, whether written or oral, and furnished to such party, its employees, agents, lenders, accountants, representatives, advisors or consultants ("Confidential Parties") in the course of the negotiation of this Agreement or in connection with the transactions contemplated by this Agreement (the "Information"). Each party will hold and use all reasonable efforts to cause its respective Confidential Parties to hold in strict confidence all of the Information, and will not, without the prior written consent of the other party, (i) use the Information for any purpose other than in connection with the transactions contemplated by this Agreement or in any proceeding, litigation or arbitration in respect thereof; or
(ii) release or disclose any Information to any other person, except to such foregoing persons. Notwithstanding the foregoing, the following will not constitute a part of the Information for the purposes of this Section:

          (i) information that a party can show was known by it or any of its respective Confidential Parties prior to the disclosure thereof by the other party;

          (ii) information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party or any of its respective confidential Parties in breach of this Section 6.13;

               (iii) information that is independently developed by such party or any of its respective Confidential Parties; or

                (iv) information that is or becomes available to such party on a non-confidential basis from a source other than the other party or any of its respective Confidential Parties, provided that such source is not known by the party receiving the Information to be bound by any obligation or confidentiality in relation thereto.

          6.14 Covenant Not to Compete. For purposes of this Section 6.14 only,
               -----------------------
the term "Seller" shall include all corporations, firms and entities controlled by Seller. Seller shall cause John L. Booth, II and Ralph H. Booth, II, and shall use its best efforts, at no cost or penalty to Seller, to cause James Walker, to execute the Confidentiality and Non-Compete Agreements in the form attached hereto as Exhibit D.
                   ---------

          A. Seller covenants and agrees that for a period of five years after Closing (or such period as allowed by law if less than five years), Seller (alone or in any combination therewith) will not be involved with either the cable television, media or telecommunications business within a 50-mile radius of the Franchise Areas. Notwithstanding anything contained herein, neither (i) the ownership of securities of any company that is not controlled by any Seller nor (ii) any involvement by Seller in Mediacom LLC or any Affiliate thereof shall constitute a violation of this covenant.

          B. Seller agrees that in the event that it commits a breach or threatens to commit a breach of any of the provisions of this Section 6.14, Buyer shall have the right and remedy to have the provisions of this Section
6.14 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach could cause immediate irreparable injury to Buyer and that money damages would not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies including damages available to Buyer at law or in equity.

          C.   If any of the provisions of or covenants contained in this
Section 6.14 are hereafter construed to be wholly or to any extent invalid or unenforceable in any jurisdiction, the same shall be deemed automatically modified to the minimum extent necessary to make such provision or covenant enforceable, and the same shall not affect the remainder of the provisions to the extent not invalid or unenforceable in such jurisdiction or the enforceability thereof without limitation in any other jurisdiction.

          6.15 Public Announcements. Prior to the Closing Date, all notices to
               --------------------
third parties and other publicity relating to the transaction contemplated by this Agreement shall be jointly planned and agreed to by Seller and Buyer unless otherwise required by law; provided,
                                                                    --------
however, that Seller may, from time to time advise its shareholders and lenders
-------
and Buyer may, from time to time, advise its member and lenders, with respect to this Agreement and the transactions contemplated by this Agreement without the consent of the other. Seller shall not unreasonably refuse requests by Buyer, once approval of the Governmental Authorities to the transfer of the franchises is granted, to insert in invoices to Seller's subscribers, at Buyer's expense, subscriber educational material concerning the transaction contemplated by this Agreement.

          6.16 Unauthorized Use of Channels. Seller shall take all actions
               ----------------------------
necessary to correct the System's pre-Closing unauthorized use of microwave channels inconsistent with its CARS License (dated October 26, 1993; file no. CAR-43763-02; call sign WBQ-804) including payment of actual out-of-pocket costs incurred in connection therewith. Out-of-pocket costs shall include any penalties imposed by the FCC, but shall exclude costs arising from any consequential, exemplary or other punitive damages, or any other damages.


                                  ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer, in its sole direction.

          7.1  HSR Act. If required under applicable Legal Requirements, all
               -------
filings required under the HSR Act shall have bean made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

          7.2  Governmental or Legal Action. No action, suit or proceeding shall
               ----------------------------
be pending or threatened by any Governmental Authority or other Person and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority or other Person that would (a) prohibit Buyer' s ownership or operation of the System, the Business or the Assets or require Buyer to divest itself of the System or any of the Assets after the Closing Date, (b) result in the imposition of material damages against Buyer or any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement or (c) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

          7.3  Accuracy of Representations and Warranties. The representations
               ------------------------------------------
and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

          7.4  Performance of Agreements. Seller shall have performed in all
               -------------------------
material respects all obligations and agreements and complied or caused to be complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          7.5  No Material Adverse Change. During the period from the date of
               --------------------------
this Agreement through and including the Closing Date, there shall not have occurred any material adverse change in the business, prospects, assets, financial condition or operations of the System, other than any change arising out of matters of a general economic nature or matters affecting the cable television industry (national or regional) generally, and Seller shall not have sustained any material loss or damage to the Assets or the System, whether or not insured, that materially affects its ability to conduct the Business in a manner consistent with past practice.

          7.6  Consents. Seller shall have delivered to Buyer evidence, in form
               --------
and substance reasonably satisfactory to Buyer, that all the Required Consents have been obtained or given.

          7.7  Transfer Documents. Seller shall have delivered to Buyer
               ------------------
customary bills of sale, general warranty deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets in accordance with the terms of this Agreement and otherwise in form and substance satisfactory to Buyer and its counsel.

          7.8  Opinions of Counsel. Buyer shall have received the opinions of
               -------------------
(a) Honigman Miller Schwartz and Cohn, counsel for Seller, dated the Closing Date, substantially in the form of Exhibit E attached hereto and (b) Dow Lohnes
                                   ---------
& Albertson, FCC counsel for Seller, dated the Closing Date, substantially in the form of Exhibit F attached hereto.
            ---------

          7.9  Mediacom Equity Investment. Seller shall have completed its one
               --------------------------
million dollar ($1,000,000) equity investment in Mediacom LLC to the satisfaction of Buyer.

          7.10 Discharge of Liens. Seller shall have secured the termination or
               ------------------
removal of all Encumbrances of any nature on the Assets, other than Permitted Encumbrances.

          7.11 The System. Seller shall have upgraded the cable plant of the
               ----------
System, including all drop materials, to 450 MHz bandwidth capacity in compliance with any applicable Legal

Requirements and shall ensure that each Basic Subscriber and Bulk Unit will have the capacity to receive all programming services capable of being delivered by the System without additional capital costs to Buyer (other than costs for converter equipment to upgrade a basic tier-only Subscriber to the expanded tier, or to offer Pay-Per-View events).

          7.12 Material Adverse Change. Financial institutions providing
               -----------------------
financing to Buyer to consummate the transactions contemplated by this Agreement shall not have exercised the Material Adverse Change clause under the financing commitment letters provided to Buyer.

          7.13 Additional Documents and Acts. Seller shall have delivered or
               -----------------------------
caused to be delivered to Buyer all other documents required to be delivered pursuant to this Agreement and done or caused to be done all other acts or things reasonably requested by Buyer to evidence compliance with the conditions set forth in this Article VII.

          7.14 Certificates. Seller shall have furnished Buyer with such other
               ------------
certificates of Seller and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article VII, as may be reasonably requested by Buyer.

          7.15 CARS License Modification. Seller shall have received
               -------------------------
modification of its CARS License from the FCC and satisfied all its obligations in connection therewith; provided that if such obligations are not satisfied prior to the Closing Date but Seller shall have complied to the extent reasonably possible to satisfy its covenant set forth in Section 6.16, Seller shall not be deemed to be in breach of Section 6.16 for purposes of Section 10.2.


                                 ARTICLE VIII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

          The obligations of Seller under the Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller, in its sole discretion.

          8.1  HSR Act. If required under applicable Legal Requirements, all
               -------
filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

          8.2  Governmental or Legal Actions. No action, suit or proceeding
               -----------------------------
shall be pending or threatened by any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership or operation of the System, the Business or the Assets, (b) result in the imposition of material damages against Seller in connection with the consummation of the transactions contemplated by this Agreement or (c) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

          8.3  Accuracy of Representations and Warranties. The representations
               ------------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

          8.4  Performance  of  Agreements. Buyer shall have performed in all
               ---------------------------
material respects all obligations and agreements and complied or caused to be completed with all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

          8.5  Opinions of Buyer's Counsel. Seller shall have received the
               ---------------------------
opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for Buyer, dated the Closing Date, substantially in the form of Exhibit G attached hereto.
                                                     ---------

          8.6  Additional Documents and Acts. Buyer shall have delivered or
               -----------------------------
caused to be delivered to Seller all other documents required to be delivered pursuant to this Agreement and done all other acts or things reasonably requested by Seller to evidence compliance with the conditions set forth in this
Article VIII.

          8.7  Certificates. Buyer shall have furnished Seller with such other
               ------------
certificates of Buyer and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article VIII, as may be reasonably requested by Seller.

                                  ARTICLE IX
                                   INDEMNITY

          9.1  Seller's Indemnity.
               ------------------

          A. Seller agrees to indemnify and hold Buyer harmless from, against and in respect of, and shall on demand reimburse Buyer for:

               (i) any and all loss, liability or damage resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Seller contained in any Transaction Document to which it is a party;

               (ii) any and all obligations of Seller not specifically assumed by Buyer pursuant to the terms of this Agreement, including any and all liabilities arising with respect to the System, Assets and Contracts or other agreements assumed by Buyer and relating to events which occurred prior to the Closing Date, except to the extent adjusted in favor of Buyer pursuant to Section 2.4;

               (iii) any claims made by creditors with respect to non-compliance with any bulk sales law relating to this Agreement and the transactions contemplated hereby; and

               (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

          B. If any claim covered by the foregoing indemnity is asserted against Buyer by a third party, Buyer shall promptly give the Seller notice thereof and give Seller an opportunity to defend the same with counsel of Seller's choice at Seller's expense. Buyer shall provide reasonable cooperation in connection with such defense. In the event that Seller desires to compromise or settle any such claim, Buyer shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Buyer, and Buyer withholds its consent to such compromise or settlement, Buyer and Seller agree that (1) Seller's liability shall be limited to the amount of the proposed settlement and Seller shall thereupon be relieved of any further liability with respect to such claim, and (2) from and after such date, Buyer will undertake all legal costs and expenses in connection with any such claim and shall indemnify Seller from any further liability or obligation to such third party in connection with such claim in excess of the amount of the proposed settlement. If Seller fails to defend any claim within a reasonable time, Buyer shall be entitled to assume the defense thereof, and Seller shall be liable to Buyer for its expenses reasonably incurred, including attorney's fees and payment of any settlement amount or judgment.

          C.   Notwithstanding anything in this Agreement to the contrary,

               (i) Seller shall not be required to indemnify or otherwise be liable to Buyer for any claim unless the losses, liabilities, damages, costs and expenses of Buyer arising from all such claims exceeds $25,000 (other than with respect to any claims based on a breach of the representation set forth in Section 4.23, which claims may be made notwithstanding, and shall not be counted toward, the basket amount). If the losses, liabilities, damages, costs and expenses of Buyer arising from all such claims exceeds $25,000, Seller shall be required to indemnify Buyer for the full amount of all such claims, subject to the other limitations in this Agreement;

               (ii) Seller shall not be required to indemnify or otherwise be liable to Buyer for any claim to the extent that the losses, liabilities, damages, costs and expenses of Buyer arising from all such claims exceed in the aggregate $2,500, 000;

               (iii) Seller shall not be required to indemnify or otherwise be liable to Buyer for any claim hereunder unless notice of such claim is given to Seller: (a) with respect to any claims based on a breach of the representations and warranties set forth in the first sentence of Section 4.5, and Sections 4.9 and 4.16, within six (6) years after the Closing Date; (b) with respect to any claims based on a breach of the representations and warranties set forth in Section 4.12, prior to the expiration of the applicable statute of limitations relating to the subject matter of such representation and warranty; (c) with respect to any claims arising out of fraudulent conduct involving intentional misrepresentation on behalf of Seller and any claims by third parties against Buyer, within eighteen months after the Closing Date; and (d) with respect to all other claims, within one year after the Closing Date.

          9.2  Buyer's Indemnity.
               ------------------

          A. Buyer agrees to indemnify and hold Seller harmless from, against and in respect of, and shall on demand reimburse Seller for:

               (i) any and all loss, liability or damage resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer contained in any Transaction Document delivered to Seller hereunder;

               (ii) any and all obligations of Seller assumed by Buyer pursuant to the terms of this Agreement including any and all liabilities arising under contracts or agreements assumed by Buyer and relating to events which occurred after the date of Closing, except to the extent adjusted in favor of Seller pursuant to Section 2.4; and

               (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

          B. If any claim covered by the foregoing indemnity is asserted against Seller by a third party, Seller shall promptly give the Buyer notice thereof and give Buyer an opportunity to defend the same with counsel of Buyer's choice at Buyer's expense. Seller shall provide reasonable cooperation in connection with such defense. In the event that Buyer desires to compromise or settle any such claim, Seller shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Seller, and Seller withholds its consent to such compromise or settlement, Seller and Buyer agree that (1) Buyer's liability shall be limited to the amount of the proposed settlement and Buyer shall thereupon be relieved of any further liability with respect to such claim, and (2) from and after such date, Seller will undertake all legal costs and expenses in connection with any such claim and shall indemnify Buyer from any further liability or obligation to such third party in connection with such claim in excess of the amount of the proposed settlement. If Buyer fails to defend any claim within a reasonable time, Seller shall be entitled to assume the defense thereof, and Buyer shall be liable to Seller for its expenses reasonably incurred, including attorney's fees and payment of any settlement amount or judgment.

          9.3  Remedies Cumulative; Right to Offset. The remedies provided in
               ------------------------------------
this Article IX shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party as specifically set forth in this Agreement. Without limiting any remedy otherwise available to Buyer under this Agreement, Buyer shall be entitled, but shall not be obligated, to offset any amounts due to Seller under the Senior Subordinated Note against any amounts due to Buyer under this Agreement. Amounts offset by Buyer pursuant hereto shall reduce the outstanding balance due under the Senior Subordinated Note.


                                   ARTICLE X
                      LIABILITY IN THE EVENT OF A BREACH

     10.1 Default by Buyer. If Buyer shall default in the performance of its
          ----------------
obligations under this Agreement in any material respect or if, as a result of Buyer's breach of its obligations pursuant to this Agreement, the conditions precedent to Seller's obligation to close specified in Section 8 (other than Sections 8.1 and 8.2) are not satisfied, and Seller shall not then be in default in the performance of its obligations hereunder in any material respect, Seller shall be entitled, as its sole remedy, to terminate this Agreement by written notice to Buyer and to receive the sum of $1,000,000, as liquidated damages, in which event Seller and Buyer shall be discharged from all further liability under this Agreement upon payment of such liquidated damages to Seller. Seller and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of such liquidated damages is a fair and equitable amount to reimburse Seller for damages sustained due to such default by Buyer of this Agreement.

     10.2 Default by Seller. If Seller shall default in the performance of its
          -----------------
obligations under this Agreement in any material respect or if, as a result of Seller's breach of its obligations pursuant to this Agreement, the conditions precedent to Buyer's obligation to close specified in Section 7 (other than Sections 7.1 and 7.2 and, for the avoidance of doubt, except to the extent caused solely by Seller's breach of this Agreement, Sections 7.5 and 7.12) are not satisfied, and Buyer shall not then be in default in the performance of its obligations hereunder in any material respect, Buyer shall be entitled, at Buyer's sole option, either:

          A. to require Seller to consummate and specifically perform the sale in accordance with the terms of this Agreement, if necessary through injunction or other court order or process, and to recover any costs and expenses incurred by Buyer in connection therewith; or

          B. to terminate this Agreement by written notice to Seller, and to recover actual out-of-pocket damages, not including consequential, punitive or exemplary damages, or any other damages.


                                  ARTICLE XI
                                    NOTICES

          Any notices or other communications to the Seller or the Buyer, shall be sent by certified or registered mail, return receipt requested, or by telecopier with report of delivery, to the addresses set forth below, or to such other address as Seller or Buyer may designate, from time to time, by written notice to the other:

To Buyer:                 Mediacom California LLC
                          90 Crystal Run
                          Suite 406A
                          Middletown, New York 10940
                          Attention: Rocco B. Commisso
                          Facsimile: (914) 692-9090
with a copy to:           Robert L. Winikoff, Esq.
                          Cooperman Levitt Winikoff
                           Lester & Newman, P.C.
                          800 Third Avenue - 30th Floor
                          New York, New York 10022
                          Facsimile: (212) 755-2839

To Buyer:                 Booth American Company
                          333 West Fort Street
                          Detroit, Michigan 48226
                          Attention: President
                          Facsimile: (313) 202-3390

with a copy to:           David Foltyn, Esq.
                          Honigman Miller Schwartz and Cohn
                          2290 First National Building
                          Detroit, Michigan 48226
                          Facsimile: (313) 962-0176


                                  ARTICLE XII
                                 MISCELLANEOUS

          12.1 Entire Agreement. This writing constitutes the entire agreement
               ----------------
of the parties with respect to the subject matter hereof and may not be modified, amended or terminated, except by a written agreement specifically referring to this Agreement signed by Buyer and Seller. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          12.2 Successors and Assigns. This Agreement and all of the provisions
               ----------------------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, that Buyer may assign this Agreement to any parent or Affiliate of Buyer without the prior written consent of Seller, as long as Buyer remains liable hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

          12.3 Arbitration. Except for claims for injunctive relief under
               -----------
Sections 6.13, 6.14 and l0.2.A, claims for damages pursuant to Section 10.1 or l0.2.B and third-party claims by one party against the other in any action or proceeding commenced by unaffiliated persons or firms, all claims, disputes and differences hereunder shall be determined by arbitration under the rules then obtaining of the American Arbitration Association in New York City. If $50,000 or more is at issue, the matter shall be heard by a panel of three arbitrators. In such case, Seller and Buyer shall each designate one disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. Buyer and Seller agree that in any dispute submitted for arbitration in connection herewith, the "non-prevailing" party shall pay all fees and expenses of the arbitration proceedings incurred by the "prevailing" party if the amount of the award granted to the "prevailing" party is $100,000 or more in excess of the award, if any, granted to the "non-prevailing" party.

          12.4 Captions. The paragraph headings contained therein are for the
               --------
purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

          12.5 Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, all of which taken together, shall be deemed one original.

          12.6 Governing Law. This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of New York, without regard to conflict of law provisions in such state.

                 [Remainder of page intentionally left blank;
                             Signatures to follow]

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                     SELLER:

                                     BOOTH AMERICAN COMPANY


                                     By: /s/ Ralph H. Booth, II
                                        ----------------------------------
                                        Name: Ralph H. Booth, II
                                             -----------------------------
                                        Title: President & CFO
                                              ----------------------------



                                     BUYER:

                                     MEDIACOM CALIFORNIA LLC

                                     By:  Mediacom LLC, a Manager



                                     -------------------------------------
                                     Rocco B. Commisso, Manager

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            SELLER:

                                            BOOTH AMERICAN COMPANY



                                            By:
                                               -------------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                     -------------------------


                                            BUYER:

                                            MEDIACOM CALIFORNIA LLC

                                            By:  Mediacom LLC, a Manager


                                            /s/ Rocco B. Commisso
                                            ----------------------------------
                                            Rocco B. Commisso, Manager



                                    - 49 -